UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VERI-TEK INTERNATIONAL, CORP.

(Name of Registrant as Specified In Its Charter)

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 LOGO

April 21, 2008

Dear Veri-Tek Stockholder:

You are cordially invited to attend the 2008 annual meeting of stockholders of Veri-Tek International, Corp. which will be held on Wednesday, May 21, 2008 at 11:00 a.m., (Central Daylight Time) at 7402 W. 100th Place, Bridgeview, Illinois 60455 and thereafter as it may be adjourned from time to time.

At this year’s annual meeting, you will be asked to elect six (6) directors; ratify the selection of UHY LLP as our independent auditors for fiscal 2008 and transact such other business as may properly come before the meeting or any adjournments thereof.

Details of the matters to be considered at the meeting are contained in the attached notice of annual meeting and proxy statement, which we urge you to consider carefully.

As a stockholder, your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy card promptly in the enclosed envelope which requires no postage if mailed in the United States. Alternatively, you may vote through the Internet at www.voteproxy.com or by telephone at 1-800-PROXIES. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

Thank you for your cooperation, continued support and interest in VERI-TEK INTERNATIONAL, CORP.

Sincerely,

/s/ DAVID H. GRANSEE
David H. Gransee Secretary

VERI-TEK INTERNATIONAL, CORP.

7402 W. 100th Place

Bridgeview, Illinois 60455

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2008

11:00 a.m. (Central Daylight Time)

Notice is hereby given that the Annual Meeting of Stockholders of Veri-Tek International, Corp. will be held at 7402 W. 100th Place, Bridgeview, Illinois 60455 on Wednesday, May 21, 2008 at 11:00 a.m. (Central Daylight Time) to consider and vote upon:

1.	The election of six (6) Directors to serve for a one year term expiring at the Annual Meeting of Stockholders to be held in 2009 or until their successors have been duly elected and qualified. The Proxy Statement which accompanies this notice includes the names of the nominees to be presented by the Board of Directors for election;

2.	Ratification of UHY LLP as our independent registered public accountants; and

3.	The transaction of such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

The Board of Directors has fixed the close of business on April 16, 2008 as the record date for determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please either (1) mark, sign, date and promptly return the accompanying Proxy in the enclosed envelope, (2) vote utilizing the automated telephone feature described in the Proxy, or (3) vote over the Internet pursuant to the instructions set forth on the Proxy. You may revoke your Proxy at any time before it is voted.

Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed Proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a Proxy.

By Order of the Board of Directors,

/S/ DAVID J. LANGEVIN
David J. Langevin Chairman of the Board and Chief Executive Officer

Dated: April 21, 2008

VERI-TEK INTERNATIONAL, CORP.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement is furnished by the Board of Directors of Veri-Tek International, Corp., a Michigan corporation (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on May 21, 2008 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon (1) the election of six (6) Directors, (2) the ratification of UHY LLP as our independent public accountants and (3) such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. This Proxy Statement and the accompanying Proxy are being sent to Stockholders on or about April 21, 2008.

Persons Making the Solicitation

The Proxy is solicited on behalf of our Board of Directors. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual Stockholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit Proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

Terms of the Proxy

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the Stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a Stockholder may specify whether the proxyholder shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxyholder discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

If the Proxy is executed properly and is received by the proxy holder prior to the Annual Meeting, the shares represented by the Proxy will be voted. An abstention and a broker non-vote would be included in determining whether a quorum is present at the meeting, but would otherwise not affect the outcome of any vote. Where a Stockholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as Directors (see “Matters To Be Acted Upon—Item 1: Election of Directors”) shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to David H. Gransee, Secretary, 7402 W. 100th Place, Bridgeview, Illinois 60455, by attending the meeting and electing to vote in person, or by a duly executed Proxy bearing a later date.

VOTING RIGHTS AND REQUIREMENTS

Voting Securities

The securities entitled to vote at the Annual Meeting consist of all of our outstanding shares common stock, no par value per share (“Common Stock”). The close of business on April 16, 2008 has been fixed by our Board of Directors as the record date. Only Stockholders of record as of the record date may vote at the Annual Meeting. As of April 16, 2008 there were approximately 9,809,340 outstanding shares of Common Stock entitled to vote at the Annual Meeting.

Quorum

The presence at the Annual Meeting of the holders of record of a number of shares of Common Stock and Proxies representing the right to vote shares of the Common Stock in excess of one-half of the number of shares of the Common Stock outstanding as of the record date will constitute a quorum for transacting business.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of April 16, 2008, with respect to the beneficial ownership of the Common Stock by: (i) each person known by us to own more than 5% of the Common Stock; (ii) each director and nominee for director; (iii) each officer named in the Summary Compensation Table; and (iv) all of our executive officers and directors as a group. Except as otherwise indicated, each Stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percentage of Common Stock Beneficially Owned(2)
5% Stockholders
Jeffrey L. Feinberg(3)	2,810,517		28.7%
The Pinnacle Fund, L.P.(4)	1,340,475		13.7%

Named Executive Officers and Directors
David J. Langevin	667,859		6.8%
Andrew M. Rooke	0		—
David H. Gransee	0		—
Robert S. Gigliotti	1,155		*
Stephen R. Light	2,000	(5)	*
Terrence P. McKenna	3,155		*
Marvin B. Rosenberg	1,155		*
Stephen J. Tober	1,000		*
All Directors and Officers as a Group (8 persons)	676,324		7.0%

*	Less than 1%
(1)	Unless noted otherwise, the business address of each beneficial owner is 7402 West 100th Place, Bridgeview, Illinois 60455.
(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Common Stock subject to options held by that person that will become exercisable within sixty (60) days of the date hereof is deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Based solely on a Schedule 13D filed on April 6, 2007 with the Securities and Exchange Commission, Jeffrey L. Feinberg and JLF Asset Management LLC are the beneficial owners of and have shared voting and dispositive power over 2,810,517 shares of Common Stock, of which 246,000 are issuable upon the exercise of warrants. Of the 2,810,517 shares, JLF Partners I, L.P. directly owns and has shared voting and dispositive power over 1,183,388 shares, of which 101,720 are issuable upon the exercise of warrants, and JLF Offshore Fund, Ltd. directly owns and has shared voting and dispositive power over 1,537,894, of which 136,360 are issuable upon the exercise of warrants. The principal business address of Jeffrey L. Feinberg, JLF Asset Management LLC, and JLF Partners I, L.P. is 2775 Via de la Valle, Suite 204, Del Mar, California 92014. The principal business address of JLF Offshore Fund, Ltd. is c/o Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896, Harbour Centre, 2nd Floor, North Church Street, Grand Cayman, Cayman Islands, British West Indies.

(4)

Based solely on a Schedule 13G filed on September 12, 2007 with the Securities and Exchange Commission, The Pinnacle Fund, L.P. is the beneficial owner of and has sole voting and dispositive power over 1,340,475 shares of Company common stock. This figure does not include 198,000 shares of Company common stock issuable upon the exercise of warrants held by The Pinnacle Fund, L.P. Such warrants are subject to exercise limitations that preclude the holder thereof from utilizing its exercise rights to the extent that it would beneficially own (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) in excess of 9.99% of the Company common stock, giving effect to such exercise. Pinnacle Advisers, L.P. is the general partner of The Pinnacle Fund, L.P. Pinnacle Fund Management, LLC is the

general partner of Pinnacle Advisers, L.P. Barry M. Kitt is the sole member of management. As such, Mr. Kitt may be deemed to be the beneficial owner of the shares of Company common stock beneficially owned by The Pinnacle Fund, L.P. Mr. Kitt has expressly disclaimed beneficial ownership of all shares of Company common stock beneficially owned by The Pinnacle Fund, L.P. The business address of The Pinnacle Fund, L.P. is 4965 Preston Park Blvd., Suite 240, Plano, Texas 75093.

(5)

These shares are held indirectly by the Stephen R. Light and Carolyn M. Light Revocable Trust under an agreement dated May 4, 2007. Mr. Light is a trustee of the trust and retains voting control of the shares.

Equity Compensation Plan Information

A maximum of 350,000 shares of Common Stock are authorized for issuance under our Amended and Restated 2004 Equity Incentive Plan and 279,885 shares remain available for future issuance.

MATTERS TO BE ACTED UPON

ITEM 1:	ELECTION OF DIRECTORS

Directors

The nominees for the Board of Directors are set forth below. Our bylaws provide for the annual election of Directors and provide the Board the power to set the number of Directors at no less than one (1) and no more than six (6). The size of our Board is currently set at six (6) and each will be filled by election at the Annual Meeting to be held on May 21, 2008.

Six (6) persons have been nominated by the Board of Directors to serve as Directors until the 2009 Annual Meeting of Stockholders. The Board of Directors recommends that each nominee, Robert S. Gigliotti, David J. Langevin, Stephen R. Light, Terrence P. McKenna, Marvin B. Rosenberg and Stephen J. Tober, be elected to serve until the 2009 Annual Meeting of Stockholders. Information on the background and qualification of the nominees is set forth on the following page.

The Board knows of no reason why any nominee for Director would be unable to serve as a Director. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of Directors may be reduced accordingly. In no event will the Proxies be voted for more than six (6) persons.

Vote Required

The favorable vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the election of each nominee for Director. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTORS

Nominees to Serve Until the 2009 Annual Meeting

Name	Age	Director Since	Positions Held
Robert S. Gigliotti	59	2004	Director
David J. Langevin	57	2006	Director, Chairman and Chief Executive Officer
Stephen R. Light	61	2007	Director
Terrence P. McKenna	57	2007	Director
Marvin B. Rosenberg	67	2006	Director
Stephen J. Tober	43	2007	Director

Robert S. Gigliotti, Age 59, joined our Board of Directors in 2004. Mr. Gigliotti is a tax and business development partner with the Rehmann Group, an accounting and business consulting firm. Prior to its merger with the Rehmann Group, Mr. Gigliotti was Managing Partner for the firm of Perrin Fordree & Company, P.C. in Troy, Michigan. Mr. Gigliotti was granted his Certified Public Accountant’s license in 1972 and joined the firm of Perrin, Fordree & Company, P.C. in 1976 after six years in the tax department of the Detroit office of Arthur Andersen & Company. His specialties include estate and financial planning, franchising and corporate taxation. Mr. Gigliotti has a Bachelor Degree in Business from Alma College. He has been a Visiting Professor in Taxation at Alma College and was on the Board of Trustees of that institution for thirteen years. He is a member of the American Institute of Certified Public Accountants and is on the Board of Directors of the Michigan Association of Certified Public Accountants.

David J. Langevin, Age 57, has been the Chairman of the Board of Directors and our Chief Executive Officer since July 2006. Mr. Langevin was the Chairman and Chief Executive Officer of Manitex, Inc., a leading provider of engineered lift solutions, from 2003 until joining the Company. Mr. Langevin has a Bachelor of Science from Illinois State University and a Master of Business Administration from DePaul University.

Stephen R. Light, Age 61, joined our Board of Directors in 2007. Since February 2008, Mr. Light has been the President, Chief Executive Officer and a Director of Xerium Technologies, Inc., a publicly-traded manufacturer and supplier of consumable products used in paper production. From 2003 to 2007, Mr. Light was the President and Chief Executive Officer of Flow International Corporation, a publicly-traded capital equipment manufacturing and distribution company. Mr. Light holds a Bachelor of Science in Mechanical Engineering from Colorado State University and is a Certified Director, National Association of Corporate Directors.

Terrence P. McKenna, Age 57, joined our Board of Directors in 2007. Since 2001, Mr. McKenna has been a Principal and Partner of Innovative Management, LLC, a business consulting services company and MXC, LLC, a land development company. From 1989 to 2000, Mr. McKenna was the President and Chief Executive Officer of Environmental Systems Products, Inc., a provider of emissions equipment and services based in East Granby, Connecticut. Mr. McKenna has a Bachelor Degree in Business Administration from Nichols College.

Marvin B. Rosenberg, Age 67, joined our Board of Directors in 2006. Mr. Rosenberg was previously Senior Vice President, General Counsel and a Director of Terex Corporation, a publicly-traded company principally engaged in the manufacture and sale of heavy equipment. Mr. Rosenberg retired from Terex Corporation in 1997 and resigned from its Board of Directors in 2002. He was also a Director of Fruehauf Trailer Corporation from 1992 to 1996. Mr. Rosenberg holds a Bachelor of Science from the State University of New York at Stony Brook and a Juris Doctor from New York University School of Law.

Stephen J. Tober, Age 43, joined our Board of Directors in 2007. Since April 2007, Mr. Tober has been Managing Director and head of the Corporate and Services Group in Investment Banking at ThinkEquity Partners, LLC, a boutique institutional investment firm. From September 2004 to March 2007, he was the Co-Chairman and President of Top Driver Acquisition, LLC. Mr. Tober was the President of Woodstone Consulting from September 2003 to August 2004. Mr. Tober has a Bachelor of Arts from Amherst College and a Juris Doctor from the University of Virginia School of Law.

Executive Officers of the Company who are not also Directors

Andrew M. Rooke, Age 50, has served as our President and Chief Operating Officer since March 2007. He joined the Company in January 2007 as President and Chief Operating Officer of the Testing and Assembly segment. From 2002 through June 2006, he was the Chief Financial Officer and Vice President of Finance for GKN Sinter Metals, Inc., and prior to that he was Director and Controller of GKN Off-Highway and Auto Components Division. Mr. Rooke holds a Bachelor of Arts in economics from York University in the United Kingdom, is qualified as a Chartered Accountant and is a member of the Institute of Chartered Accountants in England and Wales.

David H. Gransee, Age 56, has served as our Vice President and Chief Financial Officer since 2006. Prior to joining the Company, Mr. Gransee had been the Controller and Assistant Secretary of Eon Labs, Inc., a publicly-traded pharmaceutical company with revenue in excess of $400 million, since its inception in 1992. Mr. Gransee received a Bachelor of Science in Commerce with a major in Accounting from DePaul University.

Board of Directors Meetings and Committees

The Board of Directors manages and directs the management of the business of the Company. During the fiscal year ended December 31, 2007, there were five meetings of the Board of Directors. Each of the members attended one hundred percent of the meetings of the Board and the committees on which they serve.

The Board has established three (3) standing committees, the principal functions of which are briefly described below. The charters of the Compensation, Audit, and Directors and Board Governance committees are posted in the “Investor Relations” section of our website, www.Veri-Tek.com, and paper copies will be provided upon request to the office of the Secretary, VERI-TEK INTERNATIONAL, CORP., 7402 W. 100th Place, Bridgeview, Illinois 60455.

Compensation Committee

The Compensation Committee reviews and makes recommendations regarding the compensation of the Company’s executive officers and certain other management staff.

The current members of the Compensation Committee are Robert S. Gigliotti (Chairman), Terrence P. McKenna, Marvin B. Rosenberg and Stephen J. Tober. The members of the Compensation Committee are “independent directors “ as that term is defined in Section 803A of the American Stock Exchange Company Guide. The Compensation Committee met three times during the year ended December 31, 2007.

Audit Committee

The Audit Committee assists the Board in monitoring (1) the integrity of our financial statements; (2) the independent auditor’s qualifications and independence; (3) the performance of our internal control function and independent auditors and (4) our compliance with legal and regulatory requirements.

The current members of the Audit Committee are Robert S. Gigliotti, Stephen R. Light, Terrence P. McKenna (Chairman) and Stephen J. Tober. The members of the Audit Committee are “independent directors” as that term is defined in Section 803A of the American Stock Exchange Company Guide and Rule 10A-3 as promulgated under the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Gigliotti is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee met four times during the year ended December 31, 2007.

Committee on Directors and Board Governance

The Committee on Directors and Board Governance reviews the performance of our Directors, makes recommendations for new Directors, and evaluates and makes recommendations regarding our governance practices.

The Committee on Directors and Board Governance will consider nominees recommended by Stockholders provided such recommendations are made in accordance with the procedures described in this Proxy Statement under “Stockholders Proposals.”

The current members of the Committee on Directors and Board Governance are Robert S. Gigliotti, Stephen R. Light, Terrence P. McKenna and Marvin B. Rosenberg (Chairman). The members of the Committee on Directors and Board Governance considered certain governance and director matters and took action by written consent, but did not meet during the year ended December 31, 2007.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation earned by the named executive officers in fiscal years 2006 and 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)		Total ($)
David J. Langevin	2007	$325,006	—	$10,060	—	$276,750	—	$41,759	(4)	$653,075
Chairman and Chief Executive Officer	2006	$160,101	$125,000	—	—	—	—	$12,185	(5)	$297,286

Andrew M. Rooke	2007	$250,320	—	$8,048	—	$212,500	—	$21,096	(6)	$491,964
President and Chief Operating Officer	2006	—	—	—	—	—	—	—		—

David H. Gransee	2007	$185,000	—	$6,036	—	$157,250	—	$16,012	(7)	$364,298
Vice President and Chief Financial Officer	2006	$45,000	$35,000	—	—	—	—	$2,250		$82,250

(1)

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the Amended and Restated 2004 Equity Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 3 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2008.

(2)	The amounts in this column reflect cash awards earned by the named individuals in connection with our 2007 Bonus Plan.
(3)

The amount attributable to each perquisite or personal benefit for each named executive officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such named officer.

(4)	Represents car allowance, private club dues and 401(k) contribution match.
(5)	Represents car allowance and private club dues.
(6)	Represents car allowance, 401(k) contribution match and certain transportation and living expenses.
(7)	Represents car allowance and 401(k) contribution match.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Full Grant Date Fair Value(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Langevin	11/12/2007	—	—	—	—	—	—	10,500	—	$66,150
Andrew Rooke	11/12/2007	—	—	—	—	—	—	8,400	—	$52,920
David Gransee	11/12/2007	—	—	—	—	—	—	6,300	—	$39,690

(1)	The restricted shares units will vest as follows: 33% on October 1, 2008, 33% on October 1, 2009 and 34% on October 1, 2010.
(2)	This column shows the full grant date fair value of the restricted stock units under FAS 123(R), based on the closing price of $6.30 per share of the Company’s common stock on November 12, 2007.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
David Langevin	—	—	—	—	—	—	—	10,500	$63,735
Andrew Rooke	—	—	—	—	—	—	—	8,400	$50,988
David Gransee	—	—	—	—	—	—	—	6,300	$38,241

(1)	Market value is determined based on the closing price of $6.07 per share of the Company’s common stock on December 31, 2007.

Option Exercises and Stock Vested

The named executive officers of the Company had no outstanding stock options or vested restricted stock during fiscal year 2007.

Pension Benefits

None of our named executive officers had accumulated benefits under a Company-defined benefit plan during fiscal year 2007.

Nonqualified Deferred Compensation

The Company did not have any deferred compensation plans for named executive officers in fiscal year 2007.

Employment Agreements

David J. Langevin

We entered into an employment agreement with Mr. Langevin which expires on December 31, 2008. However, this agreement is automatically renewable for successive one year periods unless a non-renewal notice is given by either party. Mr. Langevin’s employment agreement entitles him to an annual base salary of $300,000 as well as insurance and retirement benefits as are generally available to our employees. Effective as of July 1, 2007, Mr. Langevin’s annual base salary increased to $350,000. In accordance with his employment agreement, Mr. Langevin is also provided with a $1,500 per month car allowance and reimbursement for the dues of a private club membership. Please see “Potential Payments upon Termination or Change of Control” for a description of payments due Mr. Langevin upon the termination of his employment.

If Mr. Langevin is terminated without Just Cause or for Good Reason (as such terms are defined in his employment agreement) then he will be subject to a non-competition covenant for so long as we are making post-employment payments to him in accordance with his employment agreement. In all other cases, Mr. Langevin is subject to a non-competition covenant for one year following termination of his employment. In addition, he is obligated to maintain the confidentiality of our proprietary information and trade secrets for a period of two years following the termination of his employment.

A special committee of independent members of the Board of Directors approved Mr. Langevin’s employment agreement in connection with our acquisition of all of the outstanding membership interests of Quantum Value Management, LLC.

Andrew M. Rooke

We entered into an employment agreement with Mr. Rooke which expires on March 29, 2009 but automatically renews for successive one year periods unless a non-renewal notice is delivered by either party. Mr. Rooke’s employment agreement entitles him to an annual base salary of $250,000 and insurance and retirement benefits as are generally available to our employees. Effective as of January 1, 2008, Mr. Rooke’s annual base salary increased to $275,000. In accordance with his employment agreement, Mr. Rooke is also provided with a $1,000 per month car allowance. Please see “Potential Payments upon Termination or Change of Control” for a description of payments due Mr. Rooke upon the termination of his employment.

If Mr. Rooke is terminated without Just Cause or for Good Reason (as such terms are defined in his employment agreement) then he will be subject to a non-competition covenant for so long as we are making post-employment payments to him in accordance with his employment agreement. In all other cases, Mr. Rooke is subject to a non-competition covenant for two years following termination of his employment. Mr. Rooke is also obligated to maintain the confidentiality of our proprietary information and trade secrets for a period of two years following termination of his employment.

David H. Gransee

We entered into an employment agreement with Mr. Gransee which expires on September 30, 2007 but automatically renews for successive one year periods unless a non-renewal notice is delivered by either party. Mr. Gransee’s employment agreement entitles him to an annual base salary of $180,000 and insurance and retirement benefits as are generally available to our employees. Effective as of October 1, 2007, Mr. Gransee’s annual base salary increased to $200,000. In accordance with his employment agreement, Mr. Gransee is also provided with a $750 per month car allowance. Please see “Potential Payments upon Termination or Change of Control” for a description of payments due Mr. Gransee upon the termination of his employment.

If Mr. Gransee is terminated without Just Cause or for Good Reason (as such terms are defined in his employment agreement) then he will be subject to a non-competition covenant for so long as we are making post-employment payments to him in accordance with his employment agreement. In all other cases, Mr. Gransee is subject to a non-competition covenant for one year following termination of his employment. Mr. Gransee is also obligated to maintain the confidentiality of our proprietary information and trade secrets for a period of two years following termination of his employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The amount of compensation payable to our named executive officers upon voluntary termination, involuntary termination without Just Cause (as that term is defined in such executive’s employment agreement), Just Cause termination, termination following a change of control and in the event of permanent disability of the executive is described below.

The following assumptions were made in estimating the payments set forth below: (1) termination payment of accrued unpaid base salary is calculated assuming a full pay period (this payment may be less, depending upon where the termination date falls within the pay period); (2) the value of post-termination health, dental and life insurance is estimated to be $1,500 per month; and (3) accrued and unused vacation is assumed to be the annual maximum of four weeks.

David J. Langevin

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause	Just Cause Termination	Change of Control	Permanent Disability
Compensation:
Continuation of Base Salary	—	$350,000	—	$175,000	$350,000
Termination Payment of Accrued Unpaid Base Salary	$14,583	$14,583	$14,583	$14,583	$14,583
Benefits:
Post-termination Health, Dental & Life Insurance	—	$18,000	—	$9,000	$18,000
Private club dues reimbursement	—	$12,000	—	$6,000	$12,000
Termination Payment of Accrued Unpaid Car Allowance	$1,500	$1,500	$1,500	$1,500	$1,500
Accrued Unused Vacation	$29,166	$29,166	$29,166	$29,166	$29,166

Total:	$45,249	$425,249	$45,249	$235,249	$425,249

Andrew M. Rooke

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause	Just Cause Termination	Change of Control	Permanent Disability*
Compensation:
Continuation of Base Salary	—	$275,000	—	$550,000	$275,000
Termination Payment of Accrued Unpaid Base Salary	$11,458	$11,458	$11,458	$11,458	$11,458
Benefits:
Post-termination Health, Dental & Life Insurance	—	$18,000	—	$36,000	$18,000
Private club dues reimbursement	—	$12,000	—	$24,000	$12,000
Termination Payment of Accrued Unpaid Car Allowance	$1,000	$1,000	$1,000	$1,000	$1,000
Accrued Unused Vacation	$22,916	$22,916	$22,916	$22,916	$22,916

Total:	$35,374	$340,374	$35,374	$645,374	$340,374

David H. Gransee

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause	Just Cause Termination	Change of Control	Permanent Disability
Compensation:
Continuation of Base Salary	—	$200,000	—	$200,000	$200,000
Termination Payment of Accrued Unpaid Base Salary	$8,333	$8,333	$8,333	$8,333	$8,333
Benefits:
Post-termination Health, Dental & Life Insurance	—	$18,000	—	$18,000	$18,000
Termination Payment of Accrued Unpaid Car Allowance	$750	$750	$750	$750	$750
Accrued Unused Vacation	$16,667	$16,667	$16,667	$16,667	$16,667

Total:	$25,750	$243,750	$25,750	$243,750	$243,750

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us or written representations that no Form 5 filings were required, we believe that during the period from January 1, 2007 through December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except the initial Form 3 reporting requirement of Andrew Rooke and the Form 4 reporting requirements relating to restricted stock grants received by Robert Gigliotti, Terrence McKenna, Marvin Rosenberg, David Gransee, Andrew Rooke and David Langevin. Each of these forms were subsequently filed.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, executive officers and Directors including our principal executive officer and principal financial officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing and reporting of illegal or unethical behavior. The code of ethics is posted on our website at www.Veri-Tek.com. Waiver of any provision of the code of ethics granted to an executive officer or Director may only be made by our Board of Directors and will be promptly disclosed on our website.

Transactions with Related Persons

Discussed below are certain direct and indirect relationships and transactions involving the Company and any director, executive officer, director nominee, beneficial owner of more than five percent of our Common Stock and any member of the immediate family of the foregoing. We believe that the terms of the following transactions are comparable to terms that would have been reached by unrelated parties in arms-length transactions.

GT Distribution, Inc.

We purchase and sell parts to GT Distribution, Inc. (“GT Distribution”) through our Manitex and Manitex Liftking subsidiaries. GT Distribution is owned in part by David J. Langevin, our Chairman and Chief Executive Officer. As of December 31, 2007, we had $461,000 in accounts receivable from GT Distribution and $162,000 accounts payable due to GT Distribution.

On July 31, 2007, we entered into an asset purchase agreement with GT Distribution, pursuant to which GT Distribution transferred all of its rights and interest in the Noble forklift product line (the “Product Line”) to the Company in exchange for the discharge of obligations and trade payables of GT Distribution and certain of its subsidiaries totaling $4,219,000 and assumption by the Company of certain liabilities associated with the Product Line. In light of Mr. Langevin’s significant ownership interest in GT Distribution, we received a fairness opinion from an independent financial advisor and the approval of a special independent committee of our Board of Directors prior to entering into this transaction.

Other

We have a note payable to the former members of Quantum Value Management, LLC (“QVM”) for $1,072,000, issued in connection with our acquisition of the membership interests of QVM. Immediately following the transaction, three of the members of QVM, Michael Azar, David Langevin and Robert J. Skanadlaris, owned 6.1%, 12.1% and 12.1%, respectively, of our outstanding Common Stock. At that time, Michael Azar was our Vice President and Secretary and David Langevin was, and currently is, our Chairman of the Board of Directors and Chief Executive Officer.

Approval Process

Transactions involving related persons are approved, or ratified if pre-approval is not feasible, by our Audit Committee, which approves or ratifies the transaction only if our Audit Committee determines that it is in the best interests of our stockholders. In considering the transaction, our Audit Committee considers all relevant factors, including, as applicable (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. Our Audit Committee also periodically monitors ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable to amend or terminate the transaction.

DIRECTOR COMPENSATION

Directors who are employees of the Company receive no compensation, as such, for their service as members of the Board. In calendar year 2008, pursuant to the Non-Employee Director Plan, Directors who are not employees of the Company will receive $6,250 per fiscal quarter. All Directors are reimbursed for expenses incurred in connection with attendance at meetings. In addition, non-employee Directors are eligible to participate in the Company’s Amended and Restated 2004 Equity Incentive Plan.

The following table sets forth information regarding the compensation received by each of our non-employee Directors during the year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Joseph B. Davies(1)	$6,250	—	—	—	—	—		$6,250
Robert S. Gigliotti	$25,000	$13,413	—	—	—	—		$38,413
Stephen R. Light(2)	$6,250	—	—	—	—	—		$6,250
Terrence P. McKenna	$25,000	$13,413	—	—	—	—		$38,413
Diana E. Roggenbauer(3)	$6,250	—	—	—	—	—		$6,2500
Marvin B. Rosenberg	$25,000	$13,413	—	—	—	$18,000	(5)	$56,413
Stephen J. Tober(4)	$6,250	—	—	—	—	—		$6,250

(1)	Mr. Davies resigned from the Board on March 29, 2007.
(2)	Mr. Light was appointed to the Board on December 5, 2007.
(3)	Ms. Roggenbauer resigned from the Board on March 29, 2007.
(4)	Mr. Tober was appointed to the Board on December 5, 2007.
(5)	Compensation for consulting services provided to the Company by Mr. Rosenberg.

THE COMMITTEE ON DIRECTORS AND BOARD GOVERNANCE

The Committee on Directors and Board Governance is currently composed of Robert S. Gigliotti, Stephen R. Light, Terrence P. McKenna and Marvin B. Rosenberg.

The principal functions of the Committee on Directors and Board Governance is to:

•	consider and recommend to the Board qualified candidates for election as directors of the Company;

•	periodically prepare and submit to the Board for adoption the Committee’s selection criteria for directors nominees;

•	recommend to the Board and management a process for new Board member orientation;

•	consider matters of corporate governance and Board practices and recommend improvements to the Board;

•	review periodically our articles of incorporation and bylaws in light of statutory changes and current best practices;

•	review periodically the charter, responsibilities, membership and chairmanship of each committee of the Board and recommend appropriate changes;

•	review Director independence, conflicts of interest, qualifications and conduct and recommend to the Board removal of a Director when appropriate; and

•	annually assess the Committee’s performance.

The members of the Committee on Directors and Board Governance considered certain governance and director matters and took action by written consent, but did not meet during fiscal 2007. See “Nominating Procedures” below for further information on the nominating process.

The Committee on Directors and Board Governance’s charter is posted on our website, www.Veri-Tek.com in the investor relations section.

Nominating Procedures

The Board has adopted membership guidelines that outline the desired composition of the Board and the criteria to be used in selecting directors. These guidelines provide that the Board should be composed of directors with a variety of experience and backgrounds, who have high-level managerial experience in a complex organization and who represent the balanced interests of shareowners as a whole rather than those of special interest groups. Other important factors in Board composition include diversity, age, international background and experience and specialized expertise. A significant majority of the Board should be directors who are not our past or present employees or a significant stockholder, customer or supplier.

In considering candidates for the Board, the Committee on Directors and Board Governance considers the entirety of each candidate’s credentials and does not have any specific, minimum qualifications that must be met by a Board nominee. The Committee is guided by the composition guidelines set forth above and by the following basic selection criteria: highest character, integrity and experience.

Corporate Governance

The Board of Directors has determined that five of our directors are independent under Section 803A of the American Stock Exchange Company Guide. The independent directors are: Robert S. Gigliotti, Stephen R. Light, Terrence P. McKenna, Marvin B. Rosenberg and Stephen J. Tober. Each of the directors serving on the Audit Committee, the Compensation Committee and the Corporate Governance Committee are independent under the standards of the American Stock Exchange.

Prior to their resignations on March 29, 2007, Joseph B. Davies and Diane E. Roggenbauer were independent directors under Section 803A of the American Stock Exchange Company Guide.

Meetings of Non-Employee Directors

The non-employee directors of the Board typically meet in executive session without management present either prior to or immediately following each scheduled Board Meeting, and as otherwise needed. When the non-employee directors of the Board or respective committees meet in executive session without management, a temporary chair is selected from among the directors to preside at the executive session.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is currently or was formerly an officer or an employee of the Company. The Compensation Committee is comprised entirely of independent directors. None of the our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the our Board of Directors or Compensation Committee.

Delivery of Proxy Materials to Households

Pursuant to SEC rules, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of the Company’s annual report to stockholders and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to stockholders and this proxy statement to any stockholder at a shared address to which a single copy of each document was delivered.

Communication with the Board of Directors

Correspondence for any member of Veri-Tek’s Board of Directors may be sent to his attention: c/o Corporate Secretary, VERI-TEK INTERNATIONAL, CORP., 7402 W. 100th Place, Bridgeview, Illinois 60455 Any written communication will be forwarded to the Board for its consideration.

Director Attendance at Annual Meetings

Our Directors are expected to attend the Annual Meeting of Stockholders except where attendance is impractical due to illness or unavoidable scheduling conflicts. The 2007 annual meeting of stockholders was attended by all of our then-current Directors.

AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee. The four members of the Audit Committee are “independent directors” as that term is defined in Section 803A of the American Stock Exchange Company Guide and Rule 10A-3 as promulgated under the Securities Exchange Act of 1934.

Change in Principal Accounting Firm. On August 28, 2006, Freedman & Goldberg, CPAs, P.C. (“Freedman & Goldberg”) was dismissed as our independent registered public accountant and simultaneously UHY LLP (“UHY”) was appointed as our independent registered public accountant.

The decision to change independent accountants was approved by our Board of Directors and did not result from any dissatisfaction with the quality of professional services rendered by Freedman & Goldberg.

Freedman & Goldberg’s report on our financial statements for the fiscal year ended December 31, 2005 did not contain an adverse report or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2005 and the subsequent interim period, there were no disagreements with Freedman & Goldberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

During the fiscal year ended December 31, 2005 and the subsequent interim period, there were no “reportable events” with respect to the Company, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, and the Company did not consult with UHY with respect to the Company regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Accounting Firm Fees. The aggregate amount of fees billed for professional services by UHY and UHY Advisors, Inc. (“Advisors”) for the fiscal years ended December 31, 2007 and December 31, 2006, are as follows:

	2007	2006
Audit Fees	$327,755	$298,485
Audit-Related Fees	34,160	19,675
Total Audit and Audit-Related Fees	361,915	318,160
Tax Fees	5,655	78,705
All Other Fees	6,230	62,510

Total Fees	$373,800	$459,375

Audit Fees. These fees are for professional services rendered in connection with the audit of our annual financial statements for the fiscal years ended December 31, 2007 and December 31, 2006, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years.

Audit Related Fees. These fees are fees billed in the fiscal year for assurance and related services that are related to the performance of the audit or review of our financial statements but are not “Audit Fees.”

Tax Fees. These fees relate to federal, state and foreign tax compliance services, including preparation, compliance, advice and planning.

All Other Fees. These fees are for professional services rendered other than “Tax Fees” or in connection with our audit.

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy which requires the Audit Committee’s pre-approval of audit and non-audit services performed by the independent auditor to assure that the provisions of such services does not impair the auditor’s independence. All audit and non-audit services rendered by UHY for fiscal years 2006 and 2007 were pre-approved in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

Leased Employees. UHY acts as our principal independent registered public accounting firm. Through December 31, 2007, UHY had a continuing relationship with Advisors from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

The Audit Committee report set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Audit Committee Report. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with the auditor’s independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

Sincerely,

ROBERT S. GIGLIOTTI

STEPHEN R. LIGHT

TERRENCE P. MCKENNA

STEPHEN J. TOBER

ITEM 2:	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of the Audit Committee, has appointed UHY LLP as independent public accountants, to audit our consolidated financial statements for the year ending December 31, 2008, and to perform other appropriate services as directed by our management and Board of Directors.

A proposal will be presented at the meeting to ratify the appointment of UHY LLP as the Company’s independent public accountants. It is not expected that a representative of UHY LLP will be present at the Annual Meeting. Stockholder ratification of the selection of UHY LLP as our independent public accountants is not required by our bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of UHY LLP to the Stockholders for ratification as a matter of good corporate practice. If the Stockholders fail to ratify this appointment, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee. Even if the appointment is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its Stockholders.

Vote Required

The ratification of UHY LLP as the Company’s independent public accountants will require the affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock present or represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF UHY LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

ITEM 3:	OTHER MATTERS

Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the Stockholders. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy.

ANNUAL REPORT

The Annual Report to Stockholders covering the Company’s fiscal year ended December 31, 2007 is being mailed to Stockholders with this Proxy Statement. The Company’s annual report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 2007, including the financial statements and schedules thereto, which the Company has filed with the Securities and Exchange Commission will be made available to beneficial owners of the Company’s securities without charge upon request by contacting David H. Gransee, 7402 W. 100th Place, Bridgeview, Illinois.

STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2009 Annual Meeting of Stockholders must submit the written proposal to the Company no later than December 22, 2008. Stockholders who intend to present a proposal at the 2009 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than March 7, 2009. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

REQUEST TO RETURN PROXIES PROMPTLY

A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience or vote through the telephone or Internet procedures set forth on the proxy card. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors,

/s/ DAVID H. GRANSEE
Bridgeview, Illinois

April 21, 2008

VERI-TEK INTERNATIONAL, CORP. PROXY - 2008 ANNUAL MEETING

Solicited on behalf of the Board of Directors for the Annual Meeting May 21, 2008

The undersigned, a Stockholder of VERI-TEK INTERNATIONAL, CORP., a Michigan corporation, appoints David J. Langevin and Andrew M. Rooke, or either of them individually and each with full power of substitution as his, her or its true and lawful agent and proxy, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of VERI-TEK INTERNATIONAL, CORP. to be held at 7402 W. 100th Place, Bridgeview, Illinois 60455, on Wednesday, May 21, 2008 at 11:00 a.m., and any adjournment(s) thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated April 21, 2008, receipt of which is acknowledged by the undersigned:

VERI-TEK INTERNATIONAL, CORP.

_____________     , 2008

Co. #	Acct. #

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL. Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE ONLY). Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET. Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS →

ITEM 1: ELECTION OF DIRECTORS
	FOR all nominees	WITHHOLD AUTHORITY
	(Except as listed below)	(As to all nominees)

Nominees:	Robert S. Gigliotti, David J. Langevin, Stephen R. Light, Terrence P. McKenna, Marvin B. Rosenberg and Stephen J. Tober

Instruction:	To withhold authority to vote for any individual nominee(s), write that nominee’s name in the space provided below.
__________________________________________________

ITEM 2: RATIFICATION OF UHY LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS
FOR AGAINST	ABSTAIN

ITEM 3: THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETINGS

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the Board of Directors, for the ratification of UHY LLP as the Company’s Independent Public Accountants and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Annual Meeting.

DATED: , 2008

Signature of Stockholder

Signature of Stockholder

PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY

Trustees, Guardians, Personal and other Representatives, please indicate full titles.